SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2003

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

0-25581

06-1528493

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 24, 2003, the Board of Directors of priceline.com Incorporated, a Delaware corporation, announced the election of James M. Guyette to its Board of Directors.  Mr. Guyette is currently President and Chief Executive Officer of Rolls-Royce North America, Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets.  Attached as Exhibit 99.1 is a copy of the press release issued by priceline.com on November 24, 2003.

C.  Exhibits

99.1    Press Release issued by priceline.com on November 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated: November 24, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by priceline.com on November 24, 2003